EXHIBIT 99.1

Northern Power Systems Corp. Announces Effective Date of TSX Delisting

BARRE, Vt., Sept. 21, 2018 (GLOBE NEWSWIRE) -- Northern Power Systems Corp. (TSX: NPS) (the “Company”), a next generation renewable energy and energy storage technology company, today announced that on September 20, 2018 the Company received a letter from the Toronto Stock Exchange (“TSX”) notifying the Company that the TSX has determined to delist the Company’s securities, effective October 22, 2018.  TSX imposed the delisting for the failure of the Company to meet certain continued listing requirements of TSX.  The TSX identified several deficiencies regarding the Company’s compliance with the TSX continued listing requirements, including the fact that (i) in the opinion of TSX, it is questionable as to whether the Company will be able to continue as a going concern, (ii) the market value of the Company’s listed securities has been less than $3.0 million for the 30 previous consecutive trading days and (iii) market value of the Company’s publicly held listed securities has been less than $2.0 million for the 30 previous consecutive trading days.

This notification has no immediate effect on the Company’s business operations, its listing on the TSX or on the trading of the Company’s common stock.

The Company is exploring listing its securities on NEX or the over-the-counter market place (OTCQB) and it is the Company’s desire to establish an alternative listing arrangement prior to the Effective Date. It is uncertain if the Company’s efforts to list its securities on an alternative exchange will be successful or if it will be accomplished prior to the Effective Date.

In addition, the Company continues to explore all strategic alternatives and transactions for Company, including the sale of the business or some or all of its assets and business lines including its distributed wind, energy storage and/or services business segments. It is uncertain if the Company’s efforts to identify and effect one or more strategic transaction will be successful.

About Northern Power Systems
Northern Power Systems designs, manufactures, and sells distributed power generation and energy storage solutions with its advanced wind turbines, inverters, controls, and integration services. With over 22 million run-time hours across its global fleet, Northern Power wind turbines provide customers with clean, cost-effective, reliable renewable energy. NPS turbines utilize patented permanent magnet direct drive (PMDD) technology, which uses fewer moving parts, delivers higher energy capture, and provides increased reliability by reducing maintenance and downtime. Northern Power also develops Energy Storage System solutions (ESS) and turnkey projects, deploying its FlexPhase™ power converter platform, which features patented converter architecture and controls technology for advanced grid support and generation applications.

Northern Power has been a technology innovator for over 40 years and serves clients around the globe from its US headquarters and European offices. To learn more, visit www.northernpower.com.

Notice regarding forward-looking statements:
This release includes forward-looking statements regarding Northern Power Systems and its business, which may include, but is not limited to, product and financial performance, regulatory developments, supplier performance, anticipated opportunity and trends for growth in our customer base and our overall business, our market opportunity, expansion into new markets, and execution of the company’s growth strategy. Often, but not always, forward-looking statements can be identified by the use of words such as “plans”, “is expected”, “expects”, “scheduled”, “intends”, “contemplates”, “anticipates”, “believes”, “proposes” or variations (including negative variations) of such words and phrases, or state that certain actions, events or results “may”, “could”, “would”, “might” or “will” be taken, occur or be achieved. Such statements are based on the current expectations of the management of Northern Power Systems. The forward-looking events and circumstances discussed in this release may not occur by certain specified dates or at all and could differ materially as a result of known and unknown risk factors and uncertainties affecting the company, including risks regarding the wind power industry; production, performance and acceptance of the company’s products; our sales cycle; our ability to convert backlog into revenue; performance by the company’s suppliers; our ability to maintain successful relationships with our partners and to enter into new partner relationships; our performance internationally; currency fluctuations; economic factors; competition; the equity markets generally; and the other risks detailed in Northern Power Systems’ risk factors discussed in filings with the U.S. Securities and Exchange Commission (the “SEC”), including but not limited to Northern Power Systems’ Annual Report on Form 10-K filed on April 2, 2018,  as well as other documents that may be filed by Northern Power Systems from time to time with the SEC. Although Northern Power Systems has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results to differ from those anticipated, estimated or intended. No forward-looking statement can be guaranteed. Except as required by applicable securities laws, forward-looking statements speak only as of the date on which they are made and Northern Power Systems undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

William St. Lawrence
Interim Co-Chief Executive Officer
+1-802-661-4673

ir@northernpower.com